                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT



                                           Settlement Date           08/31/2002
                                           Determination Date        09/11/2002
                                           Distribution Date         09/16/2002

I.      All Payments on the Contracts                                                                                2,105,103.79
II.     All Liquidation Proceeds on the Contracts
          with respect to Principal                                                                                     48,436.26
III.    Repurchased Contracts                                                                                                0.00
IV.     Investment Earnings on Collection Account                                                                           11.31
V.      Servicer Monthly Advances                                                                                       25,098.08
VI.     Distribution from the Reserve Account                                                                          160,530.68
VII.    Deposits from the Pay-Ahead Account
          (including Investment Earnings)                                                                                4,375.01
VIII.   Transfers to the Pay-Ahead Account                                                                              (2,645.06)
IX.     Less:  Investment Earnings distributions
        (a)  To Sellers with respect to the
               Collection Account                                                                                          (11.31)
        (b)  To Sellers with respect to the
               Pay-Ahead Account                                                                                             0.00

Total available amount in Collection Account                                                                        $2,340,898.76
                                                                                                                   ===============


DISTRIBUTION AMOUNTS                                                    Cost per $1000
--------------------------------------------                         ----------------------

1.   (a)  Class A-1 Note Interest Distribution                                                          0.00
     (b)  Class A-1 Note Principal Distribution                                                         0.00
          Aggregate Class A-1 Note Distribution                           0.00000000                                         0.00

2.   (a)  Class A-2 Note Interest Distribution                                                          0.00
     (b)  Class A-2 Note Principal Distribution                                                         0.00
          Aggregate Class A-2 Note Distribution                           0.00000000                                         0.00

3.   (a)  Class A-3 Note Interest Distribution                                                          0.00
     (b)  Class A-3 Note Principal Distribution                                                         0.00
          Aggregate Class A-3 Note Distribution                           0.00000000                                         0.00

4.   (a)  Class A-4 Note Interest Distribution                                                          0.00
     (b)  Class A-4 Note Principal Distribution                                                         0.00
          Aggregate Class A-4 Note Distribution                           0.00000000                                         0.00

5.   (a)  Class A-5 Note Interest Distribution                                                          0.00
     (b)  Class A-5 Note Principal Distribution                                                         0.00
          Aggregate Class A-5 Note Distribution                           0.00000000                                         0.00

6.   (a)  Class A-6 Note Interest Distribution                                                     95,087.95
     (b)  Class A-6 Note Principal Distribution                                                 2,017,972.80
          Aggregate Class A-6 Note Distribution                          89.15868143                                 2,113,060.75

7.   (a)  Class B Note Interest Distribution                                                       59,285.00
     (b)  Class B Note Principal Distribution                                                           0.00
          Aggregate Class B Note Distribution                             5.56666667                                    59,285.00

8.   (a)  Class C Note Interest Distribution                                                       98,822.83
     (b)  Class C Note Principal Distribution                                                           0.00
          Aggregate Class C Note Distribution                             5.70833312                                    98,822.83

9.   Servicer Payment
     (a)  Servicing Fee                                                                            18,965.30
     (b)  Reimbursement of prior Monthly Advances                                                  50,764.88
            Total Servicer Payment                                                                                      69,730.18

10.  Deposits to the Reserve Account                                                                                         0.00

Total Distribution Amount from Collection Account                                                                   $2,340,898.76
                                                                                                                   ===============

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from
             Excess Collections                                                                         0.00
      (b)  Amounts to the Sellers (Chase Manhattan Bank)
             from Excess Collections                                                                    0.00
      (c)  Distribution from the Reserve Account to
             the Sellers(Chase USA)                                                                     0.00
      (d)  Distribution from the Reserve Account to
             the Sellers (Chase Manhattan Bank)                                                         0.00
               Total Amounts to Sellers (Chase USA & Chase Manhattan Bank)                                                   0.00
                                                                                                                   ===============

Payahead Account distributions to Sellers

      (a)  Distribution from the Payahead Account
           to the Sellers(Chase USA)                                                                    0.00
      (b)  Distribution from the Payahead Account
           to the Sellers(Chase Manhattan Bank)                                                         0.00
               Total Amounts to Sellers(Chase USA
                 & Chase Manhattan Bank)                                                                0.00
                                                                                             ===============

                 INTEREST
--------------------------------------------

1. Current Interest Requirement
      (a) Class A-1 Notes @               5.845%                                                        0.00
      (b) Class A-2 Notes @               6.028%                                                        0.00
      (c) Class A-3 Notes @               6.140%                                                        0.00
      (d) Class A-4 Notes @               6.250%                                                        0.00
      (e) Class A-5 Notes @               6.420%                                                        0.00
      (f) Class A-6 Notes @               6.500%                                                   95,087.95
             Aggregate Interest on Class A Notes                                                                        95,087.95
      (g) Class B Notes @                 6.680%                                                                        59,285.00
      (h) Class C Notes @                 6.850%                                                                        98,822.83


2. Remaining Interest Shortfall
      (a) Class A-1 Notes                                                                               0.00
      (b) Class A-2 Notes                                                                               0.00
      (c) Class A-3 Notes                                                                               0.00
      (d) Class A-4 Notes                                                                               0.00
      (e) Class A-5 Notes                                                                               0.00
      (f) Class A-6 Notes                                                                               0.00
      (g) Class B Notes                                                                                 0.00
      (h) Class C Notes                                                                                 0.00


3. Total Distribution of Interest                              Cost per $1000
                                                               --------------
      (a) Class A-1 Notes                                        0.00000000                             0.00
      (b) Class A-2 Notes                                        0.00000000                             0.00
      (c) Class A-3 Notes                                        0.00000000                             0.00
      (d) Class A-4 Notes                                        0.00000000                             0.00
      (e) Class A-5 Notes                                        0.00000000                             0.00
      (f) Class A-6 Notes                                        4.01214979                        95,087.95
             Total Aggregate Interest on Class A Notes                                                                95,087.95
      (g) Class B Notes                                          5.56666667                                           59,285.00
      (h) Class C Notes                                          5.70833312                                           98,822.83



                 PRINCIPAL                                       No. of Contracts
--------------------------------------------                     ----------------
1. Amount of Stated Principal Collected                                                           567,800.29
2. Amount of Principal Prepayment Collected                            69                       1,195,678.04
3. Amount of Liquidated Contract                                        9                         254,494.47
4. Amount of Repurchased Contract                                       0                               0.00

     Total Formula Principal Distribution Amount                                                                   2,017,972.80

5. Principal Balance before giving effect
     to Principal Distribution                                                        Pool Factor
                                                                                      -----------
      (a) Class A-1 Notes                                                              0.0000000                           0.00
      (b) Class A-2 Notes                                                              0.0000000                           0.00
      (c) Class A-3 Notes                                                              0.0000000                           0.00
      (d) Class A-4 Notes                                                              0.0000000                           0.00
      (e) Class A-5 Notes                                                              0.0000000                           0.00
      (f) Class A-6 Notes                                                              0.7407046                  17,554,699.22
      (g) Class B Notes                                                                1.0000000                  10,650,000.00
      (h) Class C Notes                                                                1.0000000                  17,312,029.25

6. Remaining Principal Shortfall
      (a) Class A-1 Notes                                                                                                  0.00
      (b) Class A-2 Notes                                                                                                  0.00
      (c) Class A-3 Notes                                                                                                  0.00
      (d) Class A-4 Notes                                                                                                  0.00
      (e) Class A-5 Notes                                                                                                  0.00
      (f) Class A-6 Notes                                                                                                  0.00
      (g) Class B Notes                                                                                                    0.00
      (h) Class C Notes                                                                                                    0.00

7.   Principal Distribution                                                Cost per $1000
                                                                           --------------
        (a) Class A-1 Notes                                                  0.00000000                                        0.00
        (b) Class A-2 Notes                                                  0.00000000                                        0.00
        (c) Class A-3 Notes                                                  0.00000000                                        0.00
        (d) Class A-4 Notes                                                  0.00000000                                        0.00
        (e) Class A-5 Notes                                                  0.00000000                                        0.00
        (f) Class A-6 Notes                                                 85.14653165                                2,017,972.80
        (g) Class B Notes                                                    0.00000000                                        0.00
        (h) Class C Notes                                                    0.00000000                                        0.00

8.   Principal Balance after giving effect to
       Principal Distribution                                                                   Pool Factor
                                                                                                -----------
        (a) Class A-1 Notes                                                                      0.0000000                     0.00
        (b) Class A-2 Notes                                                                      0.0000000                     0.00
        (c) Class A-3 Notes                                                                      0.0000000                     0.00
        (d) Class A-4 Notes                                                                      0.0000000                     0.00
        (e) Class A-5 Notes                                                                      0.0000000                     0.00
        (f) Class A-6 Notes                                                                      0.6555581            15,536,726.42
        (g) Class B Notes                                                                        1.0000000            10,650,000.00
        (h) Class C Notes                                                                        1.0000000            17,312,029.25

                                                                                                 Aggregate
                 POOL DATA                                                No. of Contracts   Principal Balance
--------------------------------------------                              ----------------   -----------------

1. Pool Stated Principal Balance as of    8/31/2002                            1,590           43,498,755.67

2. Delinquency Information                                                                                             % Delinquent
                                                                                                                       ------------

            (a) 31-59 Days                                                        22                     525,059.20          1.207%
            (b) 60-89 Days                                                        15                     384,874.01          0.885%
            (c) 90-119 Days                                                        4                      31,424.90          0.072%
            (d) 120 Days +                                                         0                           0.00          0.000%

3. Contracts Repossessed during the Due Period                                     0                           0.00

4. Current Repossession Inventory                                                  0                           0.00

5. Aggregate Net Losses for the preceding
     Collection Period
     (a) Aggregate Principal Balance of
         Liquidated Receivables                                                    9                     254,494.47
     (b) Net Liquidation Proceeds on any
         Liquidated Receivables                                                                           48,436.26
                                                                                                   ----------------
     Total Aggregate Net Losses for the
       preceding Collection Period                                                                                       206,058.21

6. Aggregate Losses on all Liquidated
     Receivables (Year-To-Date)                                                                                        1,007,351.68

7. Aggregate Net Losses on all Liquidated
     Receivables (Life-To-Date)                                                  567                                   5,224,751.60

8. Weighted Average Contract Rate of all
     Outstanding Contracts                                                                                                   9.016%

9. Weighted Average Remaining Term to Maturity
     of all Outstanding Contracts                                                                                           107.409


             TRIGGER ANALYSIS
--------------------------------------------

1. (a) Average 60+ Delinquency Percentage                     1.717%
   (b) Delinquency Percentage Trigger in effect ?                               NO

2. (a) Average Net Loss Ratio                                 0.090%
   (b) Net Loss Ratio Trigger in effect ?                                       NO
   (c) Net Loss Ratio (using ending Pool Balance)             0.249%

3. (a) Servicer Replacement Percentage                        0.297%
   (b) Servicer Replacement Trigger in effect ?                                 NO


               MISCELLANEOUS
--------------------------------------------

1. Monthly Servicing Fees                                                                                                 18,965.30

2. Servicer Advances                                                                                                      25,098.08

3. (a) Opening Balance of the Reserve Account                                                                          5,325,240.59
   (b) Deposits to the Reserve Account                                                                         0.00
   (c) Investment Earnings in the Reserve Account                                                          7,349.76
   (d) Distribution from the Reserve Account                                                            (160,530.68)
   (e) Ending Balance of the Reserve Account                                                                           5,172,059.67

4. Specified Reserve Account Balance                                                                                   5,325,240.59

5. (a) Opening Balance in the Pay-Ahead Account                                                                            6,585.42
   (b) Deposits to the Pay-Ahead Account
       from the Collection Account                                                                         2,645.06
   (c) Investment Earnings in the Pay-Ahead Account                                                            0.00
   (d) Transfers from the Pay-Ahead Account to
       the Collection Account                                                                             (4,375.01)
   (e) Ending Balance in the Pay-Ahead Account                                                                             4,855.47


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